               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K



       Current Report Pursuant to Section 13 or 15 (d) of
                   The Securities Act of 1934


 Date of Report (Date of earliest event reported) September 5, 1997
                                                  -----------------


                       STACEY'S BUFFET, INC.
      ----------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


                             FLORIDA
          --------------------------------------------
         (State or Other Jurisdiction of Incorporation)



    000-16791                          59-2736736
 ----------------------      -------------------------------
(Commission File Number)    (IRS Employer Identification No.)


   801 West Bay Drive, Suite #704, Largo, Florida        33770
   ----------------------------------------------       --------
      (Address of Principal Executive Offices)         (Zip Code)



                         (813) 581-4492
       --------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)



   -----------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)

             INFORMATION TO BE INCLUDED IN FORM 8-K



Item 1.           Change in Control of Registrant.

                       Not Applicable.


Item 2.           Acquisition or Disposition of Assets.

                       Not Applicable.


Item 3.           Bankruptcy or Receivership.

                       Not Applicable.


Item 4.           Changes in Registrant's Certifying Accountant.

                       Not Applicable.


Item 5.           Other Events.

    The Company has finalized the Definitive Agreements with Star Buffet, Inc., a wholly-owned subsidiary of CKE Restaurants, Inc. regarding the previously announced "strategic alliance."

    The Credit Agreement, (including that attached forms of Promissory Note, Warrant, Registration Rights Agreement, and Security Agreement) and the Business Services Agreement constitute the Definitive Agreements between the parties. These agreements are attached as exhibits to Exhibit 2 - "Letter dated September 5, 1997."


    Exhibits:

     1. Press release dated September 11, 1997 attached as "EXHIBIT 1 Press Release 9/11/97" that announces Definitive Agreements are finalized related to the formation of a strategic alliance with Star Buffet, Inc., a subsidiary of CKE Restaurants, Inc.

     2. Letter dated September 5, 1997 attached as "EXHIBIT 2 - Letter Dated September 5, 1997" confirming agreement with Definitive Agreements with copies of the Credit Agreement and the Business Services Agreement.


Item 6.           Resignation of Registrant's Directors.

                       Not Applicable.

Item 7.           Financial Statements and Exhibits.

                       Not Applicable.


Item 8.           Change in Fiscal Year.

                       Not Applicable.







                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                       Stacey's Buffet, Inc., a Florida Corporation






Date: September 11, 1997             /s/ Daniel J. Sullivan
                                     ------------------------
                                      Daniel J. Sullivan
                                      Chief Financial Officer

                    EXHIBIT 1   Press Release 9/11/97
                    =================================
FOR IMMEDIATE RELEASE					SYMBOL:	SBUF
SEPTEMBER 11, 1997                                      TRADED: NASDAQ

                          STACEY'S BUFFET FINALIZES
                   DEFINITIVE AGREEMENTS WITH CKE SUBSIDIARY


	Largo, Florida, September 11, 1997 -- Stacey's Buffet, Inc. announced today that it finalized the Definitive Agreements with Star Buffet, Inc., a wholly owned subsidiary of CKE Restaurants, Inc., regarding their previously announced "strategic alliance."

	A closing is expected to take place by October 1, 1997.

        Under the terms of their agreements, which are subject to Star Buffet's due diligence, its initial public offering and approval of the Boards of

Directors of Stacey's Buffet and Star Buffet, Star Buffet will lend Stacey's

Buffet $2,000,000 at interest equal to prime plus 2%.  In addition, Stacey's

Buffet will grant Star Buffet warrants priced at $1.00 per share equal to 30%

of the diluted outstanding shares of Stacey's Buffet, as adjusted.  Star Buffet will also provide Stacey's with certain administrative and managerial services,

including access to operations, marketing and human resource personnel.  In addition, Star Buffet will provide certain purchasing economies it now receives.  Star Buffet will appoint two new members to Stacey's Board of

Directors.

        Stephen J. Marrier, Chairman and CEO of Stacey's Buffet, stated; "We have agreed to terms regarding the Definitive Agreements and look forward to our 'strategic alliance' with the people at Star Buffet.  Star's resources should enable Stacey's to improve its sales while reducing its costs."

	Stacey's Buffet, Inc. currently owns and operates 24 family-style buffet restaurants in Florida, New York, New Jersey and Pennsylvania and

licenses one store in the State of Florida.


                      For more information contact:

                            Maureen Jack
                        Stacey's Buffet, Inc.
                     (813) 581-4492, ext. #12

             EXHIBIT 2   Letter Dated September 5, 1997
             ==========================================

                       STACEY'S  BUFFET,  INC.
                        801  WEST  BAY  DRIVE
                      LARGO,  FLORIDA    34640
                  813-581-4492    FAX:  813-586-3039


                                      September 5, 1997

via TELEFAX

Robert E. Wheaton, President
Star Buffet, Inc.
440 Lawndale Drive
Salt Lake City, Utah  84115

     Re: Definitive Agreements pursuant to that certain Letter of Intent between Stacey's Buffet, Inc. ("SBI") and Star
     Buffet, Inc. ("Star") dated July 18, 1997 (the "LOI")

Dear Mr. Wheaton:

This letter is to confirm our understanding that the:

     1. Credit Agreement, including that attached forms of Promissory Note, Warrant, Registration Rights Agreement, and
Security Agreement (together attached as Exhibit A to this letter); and

     2. Business Services Agreement (attached as Exhibit B to this letter);

constitute the definitive agreements between the parties negotiated pursuant to the LOI, and provided that: (a) Star's due diligence investigation of SBI does not reveal materially adverse circumstances, (b) Star has successfully consummated its anticipated public offering, and (c) each of the Boards of Directors of Star and SBI have approved the transactions; the parties will execute the definitive agreements as contemplated by the LOI.

     If the foregoing is satisfactory, please acknowledge Star's agreement in the space provided below.

                                      Yours very truly,

                                      /s/ Stephen J. Marrier
                                      -----------------------------
                                      Stephen J. Marrier, President

Acknowledged and agreed:

STAR BUFFET, INC.


By:  /s/ Robert E. Wheaton
    ------------------------------
      Robert E. Wheaton, President

                    EXHIBIT A TO SEPTEMBER 5, 1997 LETTER
                    -------------------------------------












                                CREDIT AGREEMENT

                                  dated as of

                                                , 1997
                            --------------------

                                     between


                              STACEY'S BUFFET, INC.

                                      and

                                STAR BUFFET, INC.

                            TABLE OF CONTENTS

                                                        PAGE

                               ARTICLE I
                              DEFINITIONS
Section 1.1.    Definitions.................................................  1
Section 1.2.    Accounting Terms and Determinations.........................  8
Section 1.3.    References..................................................  9
Section 1.4.    Use of Defined Terms........................................  9
Section 1.5.    Terminology.................................................  9

                               ARTICLE II
                               THE CREDIT
Section 2.1.    Loan........................................................  9
Section 2.2.    Miscellaneous Matters.......................................  9
Section 2.3.    Maturity of Loan............................................ 10
Section 2.4.    Interest.................................................... 10
Section 2.5.    Optional Prepayments........................................ 10
Section 2.6     Prepayment at Election of Lender Upon Change of Control..... 10
Section 2.7.    General Provisions as to Payments........................... 10
Section 2.8.    Collateral.................................................. 11

                               ARTICLE III
                         CONDITIONS TO CLOSING

Section 3.1.Conditions to Closing........................................... 12

                               ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

Section 4.1.    Corporate Existence and Power............................... 13
Section 4.2.    Corporate and Governmental Authorization; No Contravention.. 13
Section 4.3.    Binding Effect.............................................. 13
Section 4.4.    Financial Information....................................... 13
Section 4.5.    No Litigation............................................... 14
Section 4.6.    Compliance with ERISA....................................... 14
Section 4.7.    Compliance with Laws; Payment of Taxes...................... 14
Section 4.8.    No Subsidiaries............................................. 14
Section 4.9.    Investment Company Act...................................... 14
Section 4.10.   Public Utility Holding Company Act.......................... 14
Section 4.11.   Ownership of Property; Liens................................ 15
Section 4.12.   No Default.................................................. 15
Section 4.13.   Full Disclosure............................................. 15
Section 4.14.   Environmental Matters....................................... 15
Section 4.15.   Capital Stock............................................... 15
Section 4.16.   Margin Stock................................................ 15
Section 4.17.   Insolvency.................................................. 16

                               ARTICLE V
                               COVENANTS

Section 5.1.    Information................................................. 16
Section 5.2.    Inspection of Property, Books and Records................... 18
Section 5.3.    Restricted Payments......................................... 18
Section 5.4.    Limitation on Indebtedness.................................. 18
Section 5.5.    Loans or Advances........................................... 19
Section 5.6.    Investments................................................. 19
Section 5.7.    Negative Pledge............................................. 20
Section 5.8.    Maintenance of Existence.................................... 20
Section 5.9.    Dissolution................................................. 20
Section 5.10.   Consolidations, Mergers and Sales of Assets................. 20
Section 5.11.   Use of Proceeds............................................. 21
Section 5.12.   Compliance with Laws; Payment of Taxes; SEC Filings......... 21
Section 5.13.   Insurance................................................... 21
Section 5.14.   Change in Fiscal Year....................................... 21
Section 5.15.   Maintenance of Property..................................... 21
Section 5.16.   Environmental Notices....................................... 21
Section 5.17.   Environmental Matters....................................... 22
Section 5.18.   Environmental Release....................................... 22
Section 5.19.   Transactions with Affiliates................................ 22

                               ARTICLE VI
                                DEFAULTS

Section 6.1.    Events of Default........................................... 22

                               ARTICLE VII
                              MISCELLANEOUS

Section 7.1.    Notices..................................................... 24
Section 7.2     No Waivers.................................................. 25
Section 7.3     Expenses, Documentary Taxes................................. 25
Section 7.4.    Indemnification............................................. 25
Section 7.5.    Amendments and Waivers...................................... 25
Section 7.6.    Successors and Assigns...................................... 26
Section 7.7.    Confidentiality............................................. 27
Section 7.8.    California Law.............................................. 27
Section 7.9.    Severability................................................ 27
Section 7.10.   Interest.................................................... 27
Section 7.11.   Interpretation.............................................. 28
Section 7.12.   Waiver of Jury Trial; Consent to Jurisdiction............... 28
Section 7.13.   Counterparts................................................ 28

                                EXHIBITS
                                --------

EXHIBIT A         Form of Promissory Note
---------

EXHIBIT B         Form of Warrant
---------

EXHIBIT C         Form of Registration Rights Agreement
---------

EXHIBIT D         Form of Borrower Security Agreement
---------

EXHIBIT E         Form of Opinion Borrower's Counsel
---------



                              SCHEDULES
                              ---------

SCHEDULE 4.4        Material Adverse Effects
------------

SCHEDULE 4.5        Litigation
------------

SCHEDULE 5.4        Indebtedness
------------

SCHEDULE 5.5        Loans
------------

SCHEDULE 5.7        Liens
------------

                          CREDIT AGREEMENT


	THIS CREDIT AGREEMENT (this "Agreement") is entered into as of this ___ day of __________, 1997, by and between STACEY'S BUFFET, INC. a Florida corporation (the "Borrower") and STAR BUFFET, INC., a Delaware corporation ("Lender").

	WHEREAS, the Borrower has requested that lender make a loan of Two Million Dollars ($2,000,000) to Borrower, and lender is willing to make such loan to Borrower, upon the terms and subject to the conditions hereinafter set forth.

	NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                             ARTICLE I

                            DEFINITIONS

        SECTION 1.1.    DEFINITIONS.  The terms as defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:
	"Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling
Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or
(iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests, excluding existing joint ventures. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. It is acknowledged and agreed that Lender is not an Affiliate of Borrower.

	"Agreement" means this Credit Agreement, together with all amendments and supplements hereto and all exhibits and schedules hereto.

	"Assignee" has the meaning set forth in Section 7.6(c).

	"Assignment Agreement" means an Assignment Agreement executed in accordance with Section 7.6(c).

	"Base Rate" shall be an interest rate per annum equal to the sum of
(i) the Prime Rate from time to time in effect, plus (ii) two percent (2.0%), which shall change as and when the Prime Rate changes.

	"Borrower" means Stacey's Buffet, Inc., a Florida corporation, and its successors and its permitted assigns.

	"Borrower Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit D hereto, executed and delivered by the Borrower to the Lender, together with all amendments and modifications thereto.

	"Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

	"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

	"CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

	"Change of Control" means the occurrence of any of the following events: (a) the acquisition after the Closing Date, in one or more transactions, of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) by (i) any Person or entity, or (ii) any group of Persons or entities who constitute a group (within the meaning of Section 13 of the Exchange Act), in either case, of any securities of the Borrower such that, as a result of such acquisition, such Person, entity or group either
(A) "beneficially owns" (within the meaning of Rule 13 under the Exchange
Act), directly or indirectly 20% or more of the Borrower's then outstanding voting securities entitled to vote on the election of directors of the Borrower ("Voting Securities") (it being understood that this clause (A) shall not apply if the Lender or its Affiliates acquire beneficial ownership of 20% or more of Borrower's than outstanding Voting Securities) or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Borrower's Board of Directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors selected by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3 % of the directors of the Borrower then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office; (c) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower as entirety or substantially as an entirety in one transaction or a series of related transactions; (d) the liquidation or dissolution of the Borrower; or (e) any transaction permitted under
Section 5.10 which results in any of the foregoing.

	"Closing Certificate" has the meaning set forth in Section 3.1(f).

	"Closing Date" means the date on which all matters set forth in
Section 3.1 are satisfied.

	"Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

	"Collateral" has the meaning set forth in the Borrower Security
Agreement.

	"Compliance Certificate" has the meaning set forth in Section
5.1(a)(iii).

	"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

	"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

	"Default" has the meaning set forth in Section 6.1.

	"Default Rate" means a rate per annum equal to the sum of the then applicable Base Rate plus two percent (2%).

	"Dollars" or "$" means dollars in lawful currency of the United States of America.

	"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

	"Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

	"Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Wholly Owned Subsidiary required by any Environmental Requirement.

	"Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

	"Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

	"Environmental Notices" means notice from any Environmental Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

	"Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

	"Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

	"Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Wholly Owned Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

	"Event of Default" has the meaning set forth in Section 6.1.

	"Fiscal Quarter" means any fiscal quarter of the Borrower, it being understood that each of the first, second and fourth fiscal quarters of each Fiscal Year consists of three Reporting Periods and the third fiscal quarter consists of four Reporting Periods.

	"Fiscal Year" means any fiscal year of the Borrower consisting of the 52 or 53 week period generally ending on the Wednesday closest to December 31.

	"GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

	"Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof or (d) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

	"Indebtedness" shall have the meaning set forth in Section 5.4.

	"Interest Period" means the period commencing on the first day of each calendar month and ending on the last day of such calendar month; PROVIDED, that:

	(a)	any Interest Period (other than an Interest Period
determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

	(b)	the first Interest Period shall commence on the date of
this Agreement and shall end on [September 30], 1997; and

	(c)	any Interest Period which begins before the Termination
Date and would otherwise end after the Termination Date shall end on the Termination Date.

	"Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

	"Lender" means Star Buffet, Inc., a Delaware corporation, and its successors and assigns.

	"Lending Office" means, as to Lender, its office located at its address set forth on the signature pages hereof or identified on the signature pages hereof as its Lending Office or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower.

	"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (as determined under GAAP) or other title retention agreement relating to such asset. Provided, however, an operating lease (as determined under GAAP) shall not constitute a Lien.

	"Loan" shall have the meaning set forth in Section 2.1 below .

	"Loan Documents" means this Agreement, the Note, the Warrants, the Borrower Security Agreement, the Post-Closing Collateral Documents, the Registration Rights Agreement, the Mortgage Documents and any other document evidencing, relating to or securing the obligations of the Borrower hereunder, and any other document or instrument delivered from time to time in connection with the foregoing documents, or the obligations of the Borrower hereunder, as such documents and instruments may be amended, modified or supplemented from time to time.

	"Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

	"Material Adverse Effect" means, with respect to any event, act, condition or occurrence, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding that is not a judgment giving rise to a Default), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document.

	"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

	"Note" means the Promissory Note, in the form attached hereto as Exhibit A, delivered to Lender to evidence the Loan together with all amendments, consolidations, modifications, renewals and supplements thereto, and replacements thereof.

	"Participant" has the meaning set forth in Section 7.6(b).

	"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

	"Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

	"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

	"Post-Closing Collateral" has the meaning set forth in Section
2.8(a).

	"Post-Closing Collateral Documents" has the meaning set forth in
Section 2.8(a).

	"Prime Rate" shall mean, for any.day, a floating rate equal to the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent). Each change in any interest rate provided for in the Agreement based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.

	"Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Consolidated Subsidiary, wherever located.

	"Registration Rights Agreement" means the Registration Rights Agreement, in the form of EXHIBIT C hereto, executed and delivered by the Borrower and Lenders.

	"Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

	"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

	"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

	"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

	"Reporting Period" means, with respect to any Fiscal Year, each consecutive 4 week period beginning on the first day of such Fiscal Year.

	"Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any cash payment on account of the purchase, redemption, retirement or acquisition (excluding therefrom any nominal amount of cash paid in lieu of fractional shares of Capital Stock issued in the ordinary course of business) of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

	"Retail Building" means any removable restaurant building owned by the Borrower and operated under the "Stacey's" trade name and all related equipment and moveable site improvements.

	"Rights Agreement" shall mean that certain Rights Agreement dated November 1, 1996 by and between Stacey's Buffet, Inc. and American Stock Transfer and Trust Company.

	"Stacey's Restaurant" shall mean any and all restaurants operated as a Stacey's Buffet, whether owned or operated by the Borrower or any other Person.

	"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, and any partnership in which the Borrower or any Consolidated Subsidiary is a general partner.

	"Termination Date" means the fifth (5th) anniversary of the date of this Agreement.

	"Transferee" has the meaning set forth in Section 7.6(d).

	"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

	"Warrants" mean the warrants to purchase shares of Borrower's Common Stock in the form attached hereto as EXHIBIT B to be issued to the Lender on the Closing Date pursuant to Section 2.1(a).

	"Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

        Section 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes with which the Borrower's independent public accountants concur or that are otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders except for any change in which the Borrower's independent public accountants concur or is required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1 hereof, shall mean the financial statements referred to in Section 4.4).

        Section 1.3. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

        Section 1.4. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

        Section 1.5. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                             ARTICLE II

                             THE CREDIT

        Section 2.1. LOAN. Lender agrees, subject to the terms and conditions set forth herein and based on the representations and warranties set forth herein, to loan to Borrower, and Borrower agrees to borrow from Lender, the principal amount of Two Million Dollars ($2,000,000.00) on the Closing Date (the "Loan"). In consideration for making the Loan, on the Closing Date, the Borrower shall grant to the Lender warrants for the purchase of an aggregate of 1,342,422 shares of the Borrower's Common Stock at an exercise price of $1.00 each, which warrants may be exercised in accordance with and subject to the terms and conditions of the Warrants.

        Section 2.2.    MISCELLANEOUS MATTERS.

        (a) Prior to the Closing Date, Borrower has amended, or will amend prior to the Closing Date, the Borrower's Rights Agreement to provide that neither the acquisition of shares of Borrower by Lender or any of its affiliates nor the execution, delivery and performance of this Agreement and the Loan Documents, including the Warrants, or the consummation of the transactions contemplated thereby will (i) cause Lender or any of its affiliates to become an Acquiring Person (as such term is defined in the Rights Agreement), or (ii) otherwise affect the rights of the holders of Rights (as such term is defined in the Rights Agreement), including by causing such Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.
        (b) Upon the closing, the Borrower shall take all corporate actions necessary to (i) increase the size of Borrower's Board of Directors to five (5) from three (3); and (ii) elect to the Board of Directors of the Borrower two (2) designees of the Lender, and such Board of Directors shall consist of five (5) Persons, of whom two (2) Persons shall have been designated by the Lender. At each election of directors from and after the Closing Date, the Borrower shall nominate for election to its Board of Directors and recommend to its stockholders the election of two (2) designees of the Lender to the Board of Directors. No change in the actual number of directors of the Borrower shall be made without the prior written consent of the Lender.

        Section 2.3. MATURITY OF LOAN. The Loan shall mature, and the principal amount thereof, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the applicable Termination Date without notice to or demand upon the Borrower.

        Section 2.4. INTEREST. The Borrower agrees to pay interest in respect of the principal amount of the Loan, for each day from the date such Loan is made until such Loan shall be paid in full at a rate per annum equal to the Base Rate from time to time in effect, such interest rate to change as and when the Base Rate changes and to be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Interest on the Loan shall accrue from and including the making of the Loan and shall be payable monthly in arrears, for each Interest Period, on the 15th day of the calendar month immediately following the end of such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall, at the election of the Lender, bear interest at the Default Rate.

        Section 2.5. OPTIONAL PREPAYMENTS The Borrower may, upon at least five Domestic Business Day's notice to the Lender, prepay the Loan by an aggregate amount of at least $100,000 or any larger multiple of $100,000, without premium or penalty.

        Section 2.6. PREPAYMENT AT ELECTION OF LENDER UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, Lender shall have the right to require the Borrower to prepay the then outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment. Within five Domestic Business Days following any Change of Control, the Borrower will mail a notice thereof to Lender, (a "Change of Control Notice"). Lender, by written notice to the Borrower within 30 days following receipt of such Change of Control Notice, may elect prepayment of its Notes and the Borrower shall prepay such Notes at the price specified above no later than 30 days thereafter.

        Section 2.7. GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loan not later than 11:00 A.M. (Pacific Time) on the date when due, in Federal or other funds immediately available. Whenever any payment of principal of, or interest on, the Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

        Section 2.8.    COLLATERAL.
        (a) In addition to the collateral security granted by the Borrower and the Guarantors under the Security Agreements the Borrower shall, at the sole cost and expense of the Borrower, grant to the Lender and do all things requested to maintain, for the benefit of the Lender to secure all obligations of the Borrower under the loan documents, a continuing, blanket and general lien upon and security interest and title in and to all real property, equipment, inventory, general intangibles, personal property and assets of the Borrower and the Guarantors, or other assets as the Lenders shall designate in its reasonable discretion (the "Post-Closing Collateral") and shall deliver (or cause to be delivered) to the Lender such duly executed security agreements, security deeds, mortgages, deeds of trust, estoppels, subordination agreements, pledge agreements, stock powers, Uniform Commercial Code financing statements, title certificates, affidavits, and other documents, as are reasonably necessary or desirable in the judgment of the Lender to perfect first priority liens (as such first priority may be available) against the Post-Closing Collateral (collectively, the "Post-Closing Collateral Documents").

        (b) The Borrower shall (and shall cause each of the Guarantors to), after an Event of Default, at the sole cost and expense of the Borrower, deliver (or cause to be delivered) to the Lender such appraisals, surveys, title searches, title policies, environmental audits and other documents, all of which shall be satisfactory to the Lender in all respects, as are deemed reasonably necessary or desirable by the Lender in connection with the Collateral.

        (c) The Borrower agrees to pay all costs and expenses incurred by the Lender in connection with the actions contemplated by this

        Section 2.8, including, without limitation, all filing fees, lien search fees, intangible taxes (whether incurred before or after payment in full of the Loan), documentary stamp taxes (whether incurred before or after payment in full of the Loan), surveys, environmental surveys, and title reports. All such documentation shall be reasonable and customary and in form and substance satisfactory to the Lender in its discretion. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact to (i) deliver and record in the appropriate filing office any instrument contemplated or required hereby (including, without limitation, the relevant security deeds, mortgages, deeds of trust, and Uniform Commercial Code financing statements) and to pay the related recording expenses and (ii) from time to time in the Lender's discretion, to take any other action which the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Section 2.8 with respect to the Collateral. At each time Lender exercises the foregoing power of attorney it shall provide notice thereof to Borrower, including a copy of any documentation so executed.

                            ARTICLE III

                        CONDITIONS TO CLOSING
        Section 3.1. CONDITIONS TO CLOSING. The obligation of Lender to make the Loan is subject to the satisfaction of the conditions set forth below and receipt by the Lender of the documents, instruments, agreements and certificates set forth below:
        (a)     duly executed original of the Note;

        (b)     duly executed original of the Warrants;

        (c)     duly executed Registration Rights Agreement;

        (d)     duly executed Security Agreements;

        (e) a certificate (the "Closing Certificate") dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of the Borrower, to the effect that (i) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date; (ii) Borrower and each of its Subsidiaries has complied with or performed with all covenants and agreements which is required to have performed or complied with on or prior to the Closing Date; and (iii) no event, act or condition has occurred after January 1, 1997 which has had or could have a Material Adverse Effect.

        (f) an opinion letter (together with any opinions of local counsel relied on therein) of, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit E and covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request;

        (g) all documents which the Lender may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Note, the Warrants and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Lender, including, without limitation, a certificate of incumbency of each of the Borrower and the Guarantors, signed by the Secretary or an Assistant Secretary of the Borrower and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower and the Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower and each of the Guarantors, respectively: (i) Certificate/Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of each as to the good standing of each as a corporation in that state, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note, the Warrants and the other Loan Documents to which the Borrower or any of the Guarantors is a party;

        (h) a certificate of insurance evidencing, of all insurance required by Section 5.13 showing the insurer, the face amount and the nature of coverage, and the Lender as a loss payee (or beneficiary, as the case may be) under each policy then in force; and

        (i) all mortgages and security interests securing the Borrower's obligations hereunder shall be duly perfected and validly recorded.

                             ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants that:

        Section 4.1. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any license, authorization, consent or approval could not reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Warrants and the other Loan Documents delivered as of the Closing Date (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or any Guarantor, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any Guarantor other than Liens created or imposed pursuant to the Loan Documents.

        Section 4.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, the Note, the Warrants and the other

Loan Documents, when executed
and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

        Section 4.4. FINANCIAL INFORMATION. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 1, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG
Peat Marwick, LLP and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries of March 26, 1997, and the related consolidated statements of operations and cash flows for the Fiscal
Quarter then ended, copies of which have been delivered Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated. Since January 1, 1997 and excepted as disclosed in Schedule 4.4 attached hereto, there has been no event, act, condition or occurrence having a Material Adverse Effect.

        Section 4.5. NO LITIGATION. Except as disclosed as SCHEDULE 4.5, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.6. COMPLIANCE WITH ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

        Section 4.7. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower and its Consolidated Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to comply could not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Consolidated
Subsidiaries all Federal and state income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Consolidated Subsidiary have been paid. There have been filed on behalf of the Borrower and its Consolidated Subsidiaries all local income, excise, property and other tax returns that are required to be filed by them and all taxes due pursuant to the returns or any assessment received by Borrower or any Consolidated Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate, except for any changes in taxes which are imposed retroactively.

        Section 4.8.    NO SUBSIDIARIES.  The Borrower has no Subsidiaries.

        Section 4.9. INVESTMENT COMPANY ACT. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Consolidated Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        Section 4.11. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.7.
Section 4.12.	NO DEFAULT.  Borrower is not in default under or with
respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect.

        Section 4.13. FULL DISCLOSURE. All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

        Section 4.14.   ENVIRONMENTAL MATTERS.

        (a) Borrower is not subject to any Environmental Liability which could have or cause a Material Adverse Effect as the Environmental Liability becomes due and the Borrower has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300,
(ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

        (b) No Hazardous Materials are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties except in material compliance with Environmental Requirements. No Hazardous Materials are present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility (except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements) in such quantities that the cost to monitor, investigate, and/or remediate the Hazardous Materials in compliance with Environmental Requirements could not reasonably be expected to have or cause a Material Adverse Effect.

        (c) The Borrower in all material respects is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's businesses.
Section 4.15.	CAPITAL STOCK.  All Capital Stock, debentures, bonds,
notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.
Section 4.16.	MARGIN STOCK.  The Borrower is not engaged
principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

        Section 4.17. INSOLVENCY. After giving effect to the execution and delivery of this Agreement, the Note and the other Loan Documents, the Borrower will not be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                             ARTICLE V

                             COVENANTS

            The Borrower agrees that, so long as any amount payable hereunder or under the Note remains unpaid:

        Section 5.1.    INFORMATION.
        (a)     The Borrower will deliver to the Lender:

                (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lender;

                (ii) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal
        Quarter and the related statements of operations and statements of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements on Form 10-Q do not require footnotes and other disclosures that would otherwise be required by GAAP;

                (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate (a "Compliance Certificate") of the chief financial officer stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                (iv) within two (2) Domestic Business Days after the Borrower has knowledge of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                (v) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

                (vi) promptly upon the filing thereof, copies of all registration statements, proxy statements, and annual, quarterly or other reports and other information and documents which the Borrower shall have filed with the Securities and Exchange Commission.

        (b) Upon the request of the Lender, the Borrower will deliver to the Lender:

                (i) if and when any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
        (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                (ii) as soon as available and in any event within 25 days after the end of each of the first 12 Reporting Periods of each Fiscal Year, a consolidated statement of income and balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Reporting Period and for the portion of the Fiscal Year ended at the end of such Reporting Period, setting forth in each case in comparative form the figures for the corresponding Reporting Period and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements do not require footnotes and that such financial statements are subject to normal year-end adjustments;

                (iii) promptly upon receipt or obtaining knowledge thereof, any and all bona fide offers or expressions of interest (whether verbal or written, solicited or unsolicited) to merge with or to acquire all or any part of the assets or capital stock of the Borrower;

                (iv)    within 25 days after the end of each Reporting
        Period: (A) a variance report which reconciles the performance of the Borrower for the immediately preceding Reporting Period to the projected budget of the Borrower for such period; (B) an accounts payable schedule for the Borrower; (C) a written schedule of the revenues, profit contributions and other operating and financial information with respect to each Stacey's Restaurant, on an individual and regional basis; and (D) a written summary of the Borrower's advertising and promotional activities, including a summary of amounts expended in connection therewith and a cost/benefit analysis of such expenditures

                (v) within five days after the end of each calendar week, written weekly sales reports with respect to each Stacey's Restaurant, on an individual and regional basis; and

                (vi) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as may be reasonably requested.

        Section 5.2. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will (i) keep, and cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Wholly Owned Subsidiary to permit, representatives of Lender, at the Borrower's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

        Section 5.3. RESTRICTED PAYMENTS. The Borrower will not declare or make any Restricted Payments.

        Section 5.4. LIMITATION ON INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any Indebtedness (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as a liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Borrower or any Subsidiary; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:
         (a) the Note and any other obligations owed to the Lender under this Agreement or otherwise;

         (b) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in SCHEDULE 5.5 attached hereto;

         (c) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

         (d) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsection (a) of Section 5.7;

         (e) Liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.12 hereof to the extent that payment thereof is not required by such Section 5.12; and

         (f) Indebtedness in respect of final judgments for the payment of money not in excess of $10,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than thirty (30) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review.

        Section 5.5. LOANS OR ADVANCES. Neither the Borrower nor any Guarantor shall make loans or advances to any Person except (without duplication): (a) loans or advances to employees not exceeding $5,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (b) deposits required by government agencies or public utilities; (c) loans, advances or monetary capital contributions from the Borrower or a Guarantor to any Guarantor, or from any Guarantor to the Borrower; (d) loans in existence on the Closing Date not exceeding a total aggregate principal amount of outstanding as described on SCHEDULE
5.5 attached hereto, which are evidenced by legally enforceable promissory notes and subject to the Lender's perfected Liens; and (e) loans or advances consented to by the Lender in connection with asset sales under
Section 5.10 or loans or advances in connection with asset sales which do not require the consent of the Lender; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

        Section 5.6. INVESTMENTS. Neither the Borrower nor any Guarantor shall make Investments in any Person except as permitted by Section 5.5 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's
Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (iii) in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, and (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard &
Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.

        Section 5.7. NEGATIVE PLEDGE. Neither the Borrower nor any Wholly Owned Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

        (a) Liens existing on the date of this Agreement and identified on SCHEDULE 5.7;

        (b) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (so long as the asset so acquired or constructed constitutes a capital expenditure permitted hereunder);

        (c) Liens securing Indebtedness owing by any Subsidiary to the Borrower;

        (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased or, if increased, the excess of the amount of the Indebtedness secured by any such lien over the amount of the Indebtedness so refinanced extended, renewed, or refunded shall be tendered to the Lender as a prepayment of the Loan;

        (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

        (f)     Liens in favor of the Lenders created under the Loan
Documents; and

        (g) Liens incurred by Borrower in the ordinary course of business for items not past due and payable, including mechanics' and materialmen's liens and deposits and charges for workers' compensation and liens for taxes and assessments not past due and payable.

        Section 5.8. MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

        Section 5.9. DISSOLUTION. Neither the Borrower nor any of its Wholly Owned Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Wholly Owned Subsidiary, except through corporate reorganization to the extent permitted by Section 5.12.

        Section 5.10. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, nor will it permit any Consolidated Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment; provided, however, that if no Default has occurred and is continuing (i) the Borrower may merge with another Person if (A) such Person was organized under the laws of the United States of America or one of its states, (B) the Borrower is the corporation surviving such merger, and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (ii) solvent Subsidiaries of the Borrower may merge with one another or, if the Borrower is the surviving corporation, the Borrower.

        Section 5.11. USE OF PROCEEDS. The proceeds of the Loan shall be used by Borrower for the purpose of remodeling Stacey's Restaurants or for the costs of converting Stacey's Restaurants to any regional buffet restaurant concept which is approved by Lender, and for general working capital purposes. No portion of the proceeds of the Loan will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

        Section 5.12. COMPLIANCE WITH LAWS; PAYMENT OF TAXES; SEC FILINGS. The Borrower will, and will cause each of its Wholly Owned Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC) in all material respects, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Wholly Owned Subsidiaries to, pay promptly before past due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become or remain a lien against the property of the Borrower or any Wholly Owned Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will set up reserves in accordance with GAAP. The Borrower will timely file all reports, statements and other information and documents with the Securities and Exchange Commission required to be filed under, and will otherwise comply in all respects with, applicable securities laws.

        Section 5.13. INSURANCE. The Borrower will maintain, and will cause each of its Wholly Owned Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, and as required by the other Loan Documents.

        Section 5.14. CHANGE IN FISCAL YEAR. The Borrower will not change its Fiscal Year.

        Section 5.15. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Wholly Owned Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, except for ordinary wear and tear and loss by casualty.

        Section 5.16. ENVIRONMENTAL NOTICES. The Borrower shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and
Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

        Section 5.17. ENVIRONMENTAL MATTERS. The Borrower and its Wholly Owned Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

        Section 5.18. ENVIRONMENTAL RELEASE. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

        Section 5.19. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any of its Consolidated Subsidiaries shall enter into, or be a party to (and the Borrower shall use its best efforts to cause any other Subsidiary to not enter into or be a party to), any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except (i) such transactions between and/or among the Borrower and its Consolidated Subsidiaries which are permitted by law, consistent with its past practices, in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Consolidated Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or (ii) such transactions as are otherwise fully disclosed to the Lender and consented to in writing in advance by the Lender.

                         ARTICLE VI

                          DEFAULTS

        Section 6.1. EVENTS OF DEFAULT. If one or more of the following events (each, a "Default") shall have occurred and be continuing:

        (a) the Borrower shall fail to pay when due any principal of the Loan or shall fail to pay any interest on the Loan within two (2) Domestic Business Days after such interest shall become due; or

        (b) the Borrower shall fail to observe or perform any covenant contained in: (i) Section 5.1 and such failure shall continue for ten
(10) Business Days after the earlier to occur of (x) written notice thereof has been given to the Borrower by the Lender or (y) the Borrower obtains knowledge of any such failure; or (ii) Sections 5.2, 5.3 to 5.12, inclusive, Sections 5.14 or 5.19; or

        (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lender or
(ii) the Borrower otherwise becomes aware of any such failure; or

        (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

        (e) the Borrower or any Consolidated Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate amount in excess of $500,000 (other than the Notes) when due or within any applicable grace period; or

        (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower or any Consolidated Subsidiary outstanding in an aggregate amount in excess of $500,000 (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Consolidated Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Consolidated Subsidiary); or

        (g) the Borrower or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

        (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

        (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan;

        (j) one or more final, nonappealable judgments or orders for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower or any Consolidated Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

        (k) a federal tax lien for a claimed amount in excess of $100,000 shall be filed against the Borrower or any Consolidated Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Consolidated Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

        (l) except as a result of the election of designees of Lender to Borrower's Board of Directors on the Closing Date pursuant to this Agreement, as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or
(C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

        (m) (i) any default by the Borrower or any of the Guarantors under any of the Loan Documents shall exist after the satisfaction of any applicable grace, notice or cure periods, if any, (ii) any Loan Documents (including, without limitation, the Guaranty) shall cease to be enforceable, or (iii) any Guarantor or the Borrower shall assert that any Loan Document (including, without limitation, the Guaranty) shall cease to be enforceable then, and in every such event (an "Event of Default"), the Lender may by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity, and may any one or all of them.

                             ARTICLE VII

                            MISCELLANEOUS

        Section 7.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section.

        Section 7.2. NO WAIVERS. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 7.3. EXPENSES; DOCUMENTARY TAXES. If a Default occurs, the Borrower shall pay or reimburse lender, as the case may be, for all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other
Loan Documents. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

        Section 7.4. INDEMNIFICATION. The Borrower shall indemnify the Lender and its directors, officers, partners, trustees, beneficiaries, controlling persons, shareholders, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower of the proceeds of any extension of credit by Lender hereunder, or (ii) breach by the Borrower of this Agreement (including, without limitation, representations, warranties and covenants relating to environmental matters) or any other Loan Document, or from any investigation, litigation (including, without limitation, any actions taken by Lender to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse Lender, and its directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

        Section 7.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender. The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto.

        Section 7.6.    SUCCESSORS AND ASSIGNS.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

           (b) Lender (or successor or assignee of any Lender) may at any time sell to one or more Affiliates (each a "Participant") participating interests in Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender hereunder. In the event of any such sale by the Lender of a participating interest to a Participant, Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Borrower's obligations hereunder, or (vi) the release of any Guarantee given to support payment of the Borrower's obligations hereunder. Each Lender selling a participating interest in any Loan, Note, or other interest under this Agreement shall provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

           (c) Lender or assignee of any Lender (in either case, a "Transferor") may at any time assign to one or more Affiliates of Lender (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Note and the other Loan Documents and such Assignee shall assume all rights and obligations of the Transferor hereunder pursuant to an agreement executed by such Assignee and such Transferor in form and substance satisfactory to the Transferor (an "Assignment Agreement"). Upon (a) execution of the Assignment Agreement by and such Transferor, such Assignee and (b) payment by such Assignee to and Transferor of an amount equal to the purchase price agreed between such Transferor and such Assignee, and (c) payment of a such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a pro rata share as set forth in the Assignment Agreement, and the Transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, or the Lender shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Transferor, and the Borrower shall make appropriate arrangements so that, if required, a new Note (or Notes) is
(are) issued to such Assignee.

           (d) Subject to the provisions of Section 7.7, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee who has agreed in writing to be bound by Section 7.7 any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

           (e) Anything in this Section 7.6 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loan and/or obligations owing to it to as collateral security, provided that any payment in respect of such assigned Loan and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loan and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

        Section 7.7. CONFIDENTIALITY. Lender agrees to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Borrower's obligations hereunder provided, that, such individuals shall be subject to the agreement contained in this Section 7.7; provided, however that nothing herein shall prevent Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency after notice to the Borrower, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender after notice to the Borrower, (iv) which has been publicly disclosed by Borrower, (v) to the extent reasonably required in connection with any litigation to which the Lender or its Affiliates may be a party,
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder, provided that such proposed Participant, Assignee or other Transferee agrees in writing to be bound by this Section.

        Section 7.8. CALIFORNIA LAW. This Agreement and each of the loan documents shall be construed in accordance with and governed by the law of the State of California.

        Section 7.9. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

        Section 7.10. INTEREST. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to Lender by the Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

        Section 7.11. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        Section 7.12. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. Each of the Borrower and the Lender irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis
(including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and
(d) agrees that service of process may be made upon it in the manner prescribed in Section 7.1 for the giving of notice to the Borrower.
Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

        Section 7.13. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                STACEY'S BUFFET, INC


                                By:
                                   -----------------------------------
                                        Name:
                                        Title:

                                             801 West Bay Drive
                                             Suite 704
                                             Largo, Florida  33770
                                             Attention:
                                                        --------------------
                                             Telecopier number:
                                                                ------------
                                             Telephone number:
                                                               -------------

                                STAR BUFFET, INC.,


                                By:
                                   -----------------------------------
                                        Name:
                                        Tile:

                                             440 Lawndale Drive
                                             Salt Lake City, Utah  84115-1917
                                             Attention:
                                                        --------------------
                                             Telecopier No.:  (801) 463-5500
                                             Telephone No.:  (801) 463-5585

                              EXHIBIT A
                              ---------

                           PROMISSORY NOTE

Anaheim, California                                        $2,000,000.00

        For value received, STACEY'S BUFFET, INC., a Florida corporation (the "Borrower"), promises to pay to the order of STAR BUFFET, INC., a Delaware corporation (the "Lender"), , the principal sum of Two Million Dollars ($2,000,000.00). The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. The Borrower promises to pay the principal sum evidenced hereby as provided in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the address of the Lender as specified from time to time under the Credit Agreement.

        This Note is one of the Notes referred to in, and is issued pursuant to, Credit Agreement, dated as of even date herewith, between the Borrower and the Lender (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

        Except as otherwise specifically provided in the Credit Agreement, the Borrower, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under the Credit Agreement by Borrower, and all other notices or demands otherwise required by law that the Borrower may lawfully waive.

        All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest than the highest permissible rate under applicable law in effect as of the date hereof, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or the Credit Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and if the principal amount of this Note has been paid in full, shall be refunded to the Borrower. This provision shall control every other provision of all agreements between the Borrower and the Lender.

        The rights and obligations of the Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed, under seal, by its duly authorized officer as of
September      , 1997.
          -----



                                   STACEY'S BUFFET, INC.


                                   --------------------------------
                                   By:
                                   Title:

                              EXHIBIT B
                              ---------

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT
WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF
WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES LAW. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE SECURITIES LAW OF ANY STATE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.
                                                    Warrant to Purchase
                                                              Shares of
                                                    ---------
                                                    Common Stock
                                                    As Herein Described

                    WARRANT TO PURCHASE COMMON STOCK
                                  OF
                         STACEY'S BUFFET, INC.

     This is to certify that, for value received, STAR BUFFET, INC., or registered assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Stacey's Buffet, Inc., a Florida corporation (the "Company"), at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., California time, on July ____, 2002 (the "Expiration Date"), at which time this Warrant
shall expire, 		 shares ("Warrant Shares") of the Company's Common
Stock, par value $0.01 per share (the "Common Stock"), for a purchase price per share (the "Exercise Price") of One Dollar ($1.00). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

     1.      EXERCISE OF WARRANT.
             -------------------
          1.1 EXERCISE AND PAYMENT. This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) either (A) a bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form, or
(B) cancellation of indebtedness of the Company to the Holder in an amount equal to the Exercise Price for the number of Warrant Shares specified in the exercise form, provided that such cancellation of indebtedness shall be applied against the payments next due thereunder or (C) any combination of the consideration specified in the foregoing clauses (A) and (B). If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          1.2 NET ISSUE EXERCISE. Notwithstanding any provisions in this Warrant to the contrary, in lieu of exercising this Warrant for cash, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of shares of Common Stock designated by such Holder less the number of shares having an aggregate fair market value (determined as set forth in Section 3 hereof) on the date of such exchange equal to the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated number of Warrant Shares, and, if a balance of purchasable Warrant Shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of Warrant Shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Subsection be made, or at such later date as may be specified in such request.

     2. RESERVATION OF SHARES. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof, and that upon issuance, such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     3. FRACTIONAL INTERESTS. The Company shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (herein, the "Market Price Per Share"), determined as follows:

           (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the current fair market value shall be the average of the per share closing sales prices of the Common Stock on such exchange or NASDAQ for the 20 consecutive trading days ending on the last trading day prior to the date of exercise of this Warrant;

           (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the average of the mean of the bid and asked prices reported for the 20 consecutive trading days ending on the last trading day prior to the date of the exercise of this Warrant (i) by NASDAQ, or
(ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

           (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

     4. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Nothing herein concerning the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     5.      ADJUSTMENTS.
          5.1 SUBDIVISION OR COMBINATION OF SHARES. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.
          5.2 DIVIDENDS IN COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

          5.3     DISTRIBUTIONS OF OTHER SECURITIES OR PROPERTY.

           (a) OTHER SECURITIES. If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any of its securities (other than Common Stock or securities convertible into Common Stock) or any evidence of indebtedness, then in each case, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the then Market Price Per Share of Common Stock (as determined pursuant to Section 3) on the record date mentioned below in this Section 5.3(a), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company in good faith) of the portion of the shares of the Company's capital stock or evidences of indebtedness distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

           (b) PROPERTY. If the Company distributes to the holders of its Common Stock, other than as a part of its dissolution or liquidation or the winding up of its affairs, any of its assets (including cash), the Exercise Price per Warrant Share shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend or distribution. For the purposes of this Section 5.3(b), the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution divided by the number of shares of Common Stock outstanding and securities convertible into Common Stock as determined in good faith by the Board of Directors of the Company; for dividends or distributions of cash, the Per Share Value thereof shall be the cash distributed per share of Common Stock.

          5.4 RIGHTS OFFERING. If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common
Stock then:

           (a) If the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is lower on the record date referred to below than the then Market Price Per Share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Price Per Share of Common Stock.
 Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights or warrants.

           (b) If, however, the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is not lower on such record date than the then Market Price Per Share of Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

          5.5 MERGER, SALE OF ASSETS. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section
5. The foregoing provisions of this Section 5.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          5.6 RECLASSIFICATION. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

          5.7 LIQUIDATION, ETC. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 5.2 or Section
5.3), the Exercise Price shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 5.7, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

          5.8     DILUTIVE ISSUANCES.

           (a) Upon each issuance (or deemed issuance as provided below) by the Company of any shares of Common Stock (the "Additional Stock") after the date hereof, other than "Excluded Stock" (as defined below), for a consideration per share less than the Exercise Price in effect immediately prior to the issuance, the Exercise Price in effect immediately prior to each issuance shall forthwith be adjusted to a price determined by multiplying the Exercise Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated on a fully diluted basis, as if all convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective conversion or exercise prices (or other conversion ratios) resulting from the issuance of the Additional Stock causing the adjustment in question.

           (b) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

           (c) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

           (d) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5.8:

                 (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights.

               (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the

Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                 (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs (i) and (ii) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraphs (iii) or (iv) above.

           (e)     The term "Excluded Stock" shall mean:

                 (i) shares of Common Stock issued or issuable upon exercise of these Warrants;

                (ii) shares of Common Stock issued or issuable in a public offering registered under the Securities Act;

               (iii)   up to              shares of Common Stock or
                             ------------
related options exercisable for such Common Stock issued to employees, officers, and directors of, and consultants, customers, and vendors to, the Company, pursuant to an arrangement approved by the Board of Directors of the Company; and

                (iv) shares of Common Stock issued pursuant to a transaction described in Sections 5.1, 5.2, 5.4 or 5.6 above.

          5.9 ADJUSTMENT OF EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          5.10 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

          5.11 LIMITATION ON ADJUSTMENTS. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this
Section 5.11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment or in any subsequent exercise in whole or in part of the Warrant.

     6.      NOTICES TO HOLDER.  So long as this Warrant shall be outstanding
(a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

     7.      TRANSFER OR LOSS OF WARRANT.

          7.1 TRANSFER. This Warrant may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the provisions of this Section 7.1. The Holder shall have the right to transfer all or a part of this Warrant and all or part of the Warrant
Shares to its officers, directors or to its parent or subsidiary corporations. The Company shall register on its books any permitted transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from registration is available. Until this Warrant and the Warrant Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant or the Warrant Shares may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the

Company, which may be counsel to the Company, that the Warrant or the Warrant Shares may be transferred without such registration. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares.

          7.2 COMPLIANCE WITH LAWS. Until this Warrant or the Warrant Shares are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security.

          7.3 LOSS OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

     8. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     9. NOTICES. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or two business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or two business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

				801 West Bay Drive, Suite 704
				Largo, Florida 33770

Either party may change the address to which notices shall be given by notice pursuant to this Section 9.

    10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

    11. REGISTRATION RIGHTS. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise rights of registration pursuant to that certain Registration Rights Agreement dated of even date herewith.

    12. COMPLIANCE WITH SECURITIES LAWS. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend substantially the same as the legend imprinted on the face of this Warrant.

    13. COMPLIANCE WITH H-S-R ACT. The Company covenants and agrees that it will make any and all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any and all rules promulgated thereunder, as from time to time may be amended, that may be necessary or required for issuance and delivery of the Warrant Shares upon exercise of this Warrant.

	IN WITNESS WHEREOF, the Company has executed this Warrant as of
              , 1997.
-------------

                                        STACEY'S BUFFET, INC.


                                        By: ---------------------------

                                            Its:
                                                 ----------------------

                               ANNEX A
                               -------
                         [FORM OF EXERCISE]

              (To be executed upon exercise of Warrant)

	The undersigned hereby irrevocably elects to exercise the right,

represented by this Warrant Certificate, to purchase          shares of
                                                     --------
Common Stock and herewith tenders payment for such shares of Common Stock

to the order of Stacey's Buffet, Inc. in the amount of $           .  The
                                                        -----------
undersigned requests that a certificate for such shares of Common Stock be

registered in the name of                           , whose address is
                          --------------------------
                              .  If such number of shares of Common Stock is
------------------------------
less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name

of                        , whose address is                         , and
   -----------------------                   ------------------------
that such Warrant Certificate be delivered to                      , whose
                                              ---------------------
address is                                 .
           --------------------------------

Dated:

		Signature:
                           --------------------------------------
                (Signature must conform in all respects to name of Holder as specified on the face of the Warrant
                Certificate.)





---------------------------------
(Insert Social Security or Taxpayer
Identification Number of Holder.)

                             EXHIBIT C
                             ---------

                   REGISTRATION RIGHTS AGREEMENT
                   -----------------------------

	REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of __________, 1997 by and between STACEY'S BUFFET, INC, a Florida corporation (the "Company"), and STAR BUFFET, INC. a Delaware corporation (the "Holders").

	This Agreement is made pursuant to that certain Credit Agreement, dated as of the date hereof, as subsequently amended or modified from time to time, by and between the Company and the Holder (the "Credit Agreement"). In order to induce the Holder to enter into the Credit Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Credit Agreement.

	In consideration of the foregoing, the parties hereby agree as follows:

        Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

	"ADVICE" shall have the meaning set forth in Section 5.

	"AFFILIATE" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

	"BUSINESS DAY" means any day other than a day on which banks are authorized or required to be closed in the State of California.

	"COMMISSION" means the Securities and Exchange Commission.

	"COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

	"COMPANY" shall have the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

	"CONTROLLING PERSONS" shall have the meaning set forth in Section 7(a).

	"CREDIT AGREEMENT" shall have the meaning set forth in the preamble.

	"DEMAND REGISTRATION EFFECTIVE DATE" means the date 60 days after the earlier of (i) the applicable Demand Registration Filing Date or (ii) the date on which the applicable Demand Registration Statement is filed with the Commission.

	"DEMAND REGISTRATION EFFECTIVE PERIOD" shall have the meaning set forth in Section 3(a).

	"DEMAND REGISTRATION FILING DATE" shall have the meaning set forth in
Section 3(a).

	"DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in
Section 3(a).

	"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

	"HOLDER" means (i) Star Buffet, Inc., a Delaware corporation, and
(ii) each Person (other than the Company or its Affiliates) to whom a Holder transfers Shares if such Person acquires such Shares as Registrable Shares.

	"HOLDER'S COUNSEL" means Stradling Yocca Carlson & Rauth or any successor counsel selected by the holders of a majority in interest of the Registrable Shares.

	"INSPECTORS" shall have the meaning set forth in Section 5(m).

	"NASD" shall have the meaning set forth in Section 5(q).

	"OBJECTION NOTICE" shall have the meaning set forth in Section 5(a).

	"OBJECTING PARTY" shall have the meaning set forth in Section 5(a).

	"PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

	"PIGGY-BACK REGISTRATION" shall have the meaning set forth in Section
4(a).

	"PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

	"RECORDS" shall have the meaning set forth in Section 5(m).

	"REGISTRABLE SHARES" means the Shares; PROVIDED, HOWEVER, that any Shares shall cease to be Registrable Shares when (i) a Registration Statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Shares are transferred to any Person other than a Holder pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, including a sale pursuant to the provisions of Rule 144(k).

	"REGISTRATION EXPENSES" shall have the meaning set forth in Section 6.

	"REGISTRATION STATEMENT" means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

	"SHARES" means shares of Common Stock which may be issued to any Holder upon exercise of any or all of the Warrants held by such Holder.

	"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

	"SHELF REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a).

	"SUSPENSION NOTICE" has the meaning set forth in Section 5.

	"SUSPENSION PERIOD" has the meaning set forth in Section 5.

	"TARGET EFFECTIVE DATE" means the date 60 days after the earlier of
(i) the Target Filing Date or (ii) the date on which the Shelf Registration Statement is filed with the Commission.

	"TARGET EFFECTIVE PERIOD" shall have the meaning set forth in
Section 2(a).

	"TARGET FILING DATE" means the date which is 180 days after the date of this Agreement

	"WARRANTS" means the Warrants to Purchase Shares of Common Stock of the Company, dated as of even date hereof, together with all amendments, consolidations, modifications, renewals, and supplements thereto and replacements and substitutions thereof.

	Section 2.	SHELF REGISTRATION.

        (a) FILING; EFFECTIVENESS. As soon as practicable but not later than the Target Filing Date, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Shares. The Company shall use its best efforts to have the Shelf Registration Statement declared effective on or before the Target Effective Date and to keep such Shelf Registration Statement continuously effective for the period (the "Target Effective Period") beginning on the Target Effective Date or the date on which such Shelf Registration
Statement is declared effective, if later, and ending on the later of the date on which the Holders no longer hold any Registrable Shares or September ____, 2002. The Holders shall be permitted to withdraw all or any part of the Registrable Shares from a Shelf Registration Statement at any time prior to the effective date of such Shelf Registration Statement.

        (b) SUPPLEMENTS; AMENDMENTS. The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Shares to which such Shelf Registration Statement relates, and the Company agrees to furnish to the Holders, Holders' Counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

        (c) EFFECTIVE REGISTRATION. A registration will not be deemed to have been effected as a Shelf Registration Statement unless the Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; PROVIDED, HOWEVER, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Shares pursuant to such Shelf Registration Statement may legally resume. If a registration requested pursuant to this
Section 2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.

        (d) SELECTION OF UNDERWRITER. If the Holders so elect, the offering of Registrable Shares pursuant to a Shelf Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Shelf Registration Statement shall select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

        Section 3.	DEMAND REGISTRATION

        (a)     REQUEST FOR REGISTRATION.  From time to time either
(i) before a date (not before the initial Target Filing Date) on which the Shelf Registration Statement becomes effective, or (ii) after a date on which the Shelf Registration Statement ceases to be effective, any Holder of the issued and outstanding Registrable Securities may make a written request that the Company file a registration statement under the Securities Act with the Commission to register such number of shares of Registrable Shares as each such Holder may request (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Demand Registration Statement"). Within 10 days after receipt of such request, the Company shall give written notice of such registration request to all other Holders and thereupon the shall effect the filing of such Demand Registration Statement and shall include in such Demand Registration Statement all Registrable Shares with respect to which the Company has received written requests for inclusion therein (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) within 15 business days after the receipt by the applicable Holders of the notice from the Company of a request for Demand Registration Statement. The Company shall use its best efforts to have the Demand Registration Statement declared effective on or before the date which is 60 days after receipt by the Company of the applicable request for the filing of a Demand Registration Statement (a "Demand Registration Filing Date") and to keep such Demand Registration Statement continuously effective for a period (the "Demand Registration Effective Period") of at least six (6) months following the Demand Registration Effective Date or the date on which such Demand Registration Statement is declared effective, if later.

        (b) EFFECTIVE REGISTRATION. The Company's obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless the applicable Demand Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; PROVIDED, HOWEVER, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Shares pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this Section 3 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 3.

        (c) SELECTION OF UNDERWRITER. If the Holders so elect, the offering of Registrable Shares pursuant to a Demand Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Demand Registration Statement shall select one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

        Section 4.	PIGGY-BACK REGISTRATION.

        (a) REQUEST FOR REGISTRATION. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Shares as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Shares as each such Holder may request (which request shall specify the Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 4 by giving written notice to the Company of such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable Shares requested to be included in such Piggy-Back Registration and shall reimburse such Holders for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

        (b) REDUCTION OF OFFERING. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided in
Section 4(a), the Company shall use its best efforts to cause all Registrable Shares requested to be included in such Piggy-Back Registration to be included as provided in Section 4(a). If the managing underwriter or underwriters of any such underwritten offering have informed, in writing, the Holders of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Shares and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of all Persons (other than the Holders) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

        No registration effected under this Section 4, and no failure to effect a registration under this Section 4 shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Sections 2 or 3. No failure to effect a registration under this Section 4 and to complete the sale of Registrable Shares in connection therewith shall relieve the Company of any other obligation under this Agreement, including without limitation, the Company's obligations under Sections 6 and 7.

	Section 5.	REGISTRATION PROCEDURES.

	In connection with the obligations of the Company to effect or cause the registration of any Registrable Shares pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith:

        (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities
Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; PROVIDED that, at least ten Business Days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holders of the Registrable Shares covered by such Registration Statement, Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Shares, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any Prospectus or supplement thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later than ten Business Days after the party or parties asserting such objection (the "Objecting Party") receives draft copies of the documents that the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five
(5) Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible moment.

        (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

        (c) The Company shall promptly furnish to any Holder and the underwriters, if any, without charge, such number of conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by such Holder.

        (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, (i) use its best efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or "blue sky" laws of each of the fifty states of the United States; (ii) do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition of such Registrable Shares owned by such Holder; (iii) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; and (iv) use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company shall not be required to: (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d); or (y) file any general consent to service of process.

        (e) The Company shall use its best efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Shares.

        (f) The Company shall promptly notify each Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, placement agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (g) The Company shall make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration
Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

        (h) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

        (i) The Company shall, if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters requests, or Holders' Counsel requests, to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

        (j) The Company shall, as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Holders and to Holders' Counsel.

        (k) The Company shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

        (l) The Company shall enter into such customary agreements (including, if applicable, underwriting agreements or placement agreements in customary form) and take such other actions as the Holders or the underwriters retained by the Holders may request in order to expedite or facilitate the disposition of Registrable Shares (the Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters or placement agents also be made to and for the benefit of the Holders).

        (m) The Company shall promptly make available to each Holder, any underwriter or placement agent participating in any disposition, and any attorney, accountant or other agent or representative retained by any such Holder, underwriter or placement agent (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement.

        (n) The Company shall furnish to each Holder and to each underwriter or placement agent, if any, a signed counterpart, addressed to such Holder, underwriter or placement agent, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of Registrable Shares included in such offering or the managing underwriter or placement agent therefor reasonably requests.

        (o) The Company shall use its best efforts to cause the Registrable Shares included in a Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted and/or listed, as applicable, on the Nasdaq Stock Market if the Registrable Shares so qualify.

        (p) The Company shall provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

        (q) The Company shall cooperate with each Holder and each underwriter or placement agent participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

        (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        (s) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

        (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

        In the case of a Shelf Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 5(f)(vi), shall forthwith discontinue disposition of the Registrable Shares pursuant to the Shelf Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; PROVIDED, HOWEVER, that the Company shall not give a Suspension Notice until after the Shelf Registration Statement has been declared effective and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 5(f) (the "Suspension Period") exceed 30 days. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Shelf Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the Suspension Period.

        If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

        Section 6.	REGISTRATION EXPENSES.  Any and all expenses incident
to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange, Nasdaq Stock Market or NASD registration and filing fees, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters, placement agents or Holders in connection with "blue sky" qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, placement agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Shares, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 5(n), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, the reasonable fees and disbursements of Holders' Counsel and any reasonable out-of-pocket expenses of the Holders and their agents, including any reasonable travel costs, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Shelf Registration Statement, the Demand Registration Statement or the Piggy-Back Registration to which such expenses relate becomes effective.

        Section 7.	INDEMNIFICATION AND CONTRIBUTION.

        (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisors of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 7(a) to the extent that any such Damages were caused by the fact that such Holder sold Shares to a Person as to whom it shall be established that there was not sent or given, or deemed sent or given pursuant to Rule 153 under the Securities Act, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus. The Company will indemnify the underwriters or placement agents, if any, participating in any disposition of Registrable Shares, their officers and directors and each Person who controls such underwriters or placement agents (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares except with respect to information provided by the underwriter or placement agent specifically for inclusion therein.

        (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that such Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Registrable Shares hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

        (c) INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure of an indemnified party to notify an indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability (i) which it may have pursuant to this Agreement if the indemnifying party is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement.
 In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (C) (I) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (II) there may be one or more defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and
(III) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) CONTRIBUTION. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of such Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such Holder were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 7(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

        If indemnification is available under paragraph (a) or (b) of this
Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

        The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        Section 8.	RULE 144.  The Company covenants that it will file any
reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        Section 9.	RULE 144A.  The Company covenants that it will file all
reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if the Company is not required to file such reports, it will, upon the request of any Holder, make available other information so long as necessary to permit sales of the Registrable Shares pursuant to Rule 144A under the Securities Act), all to the extent as may be required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

        Section 10.	RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS.  The
Company agrees and it shall use its best efforts to cause its Affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Sections 2 or 3 hereof, or any securities convertible into or exchangeable into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of any Registration Statement (except as part of such Registration Statement) if, and to the extent, requested by the managing underwriter or underwriters in the case of an underwritten public offering or the initial purchasers or placement agent; and (ii) to use their best efforts to ensure that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities
(other than to officers or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 10 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

        Section 11.	MISCELLANEOUS.

        (a) NO INCONSISTENT AGREEMENTS. Except with respect to the Warrants, the Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Warrants, the terms of this Agreement shall control. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

        (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 2/3 of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; PROVIDED, HOWEVER, that, no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof (other than any immaterial amendment, modification, supplement, waiver or consent) shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder.

        (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or by a nationally recognized overnight courier, postage prepaid, to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five
Business Days after being deposited in the mail, postage prepaid, if mailed; by confirmed receipt of transmission, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

        (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

        (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

        (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.
        (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (j) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        (k) FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

        (l) REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that remedies at law for violations hereof (including monetary damages) are inadequate and that the right to object in any action for specific performance or injunctive relief hereunder on the basis that a remedy at law would be adequate is waived.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                STACEY'S BUFFET, INC.


                                By:
                                    --------------------------------
                                Name:
                                Title:


                                Notice Information:

                                801 West Bay Drive, Suite 704
                                Largo, Florida  33770
                                Telecopier No.: (    )
                                                 ----  ----------------
                                Attn:
                                      ---------------------------------

                                with a copy to:


                                STAR BUFFET, INC.


                                By:
                                   ------------------------------------
                                      Name:
                                      Title:

                                440 Lawndale Drive
                                Salt Lake City, Utah  84115-2917
                                Telecopier No.: (    )
                                                 ----  ----------------
                                Attn:
                                      ---------------------------------

                             EXHIBIT D
                             ---------

                         SECURITY AGREEMENT
                         ------------------

     THIS SECURITY AGREEMENT (this "Agreement") is made as of the ____ day of __________, 1997, by and between STACEY'S BUFFET, INC., a Florida corporation (the "Borrower") and STAR BUFFET, INC., a Delaware corporation ("Lender"). Terms defined in the Credit Agreement shall have the same meaning under this assignment except as otherwise provided.


                              RECITALS:
                              --------
     A. Concurrently herewith, the Borrower and the Lender executed and delivered that certain Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time hereafter, the "Credit Agreement") pursuant to which the Lender has made certain loans to Borrower.
     B. As a condition, among others, to the Lender executing and delivering the Credit Agreement, the Borrower has agreed to execute and deliver this Agreement in order to secure its obligations to Lender.

                             AGREEMENTS:
                             ----------
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties hereto agree as follows:


                            DEFINITIONS
                            -----------
     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings (capitalized terms not otherwise defined herein shall have the meaning set forth therefor in the Credit Agreement):

     "Account" individually and "Accounts" collectively mean all of the Borrower's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, securities, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

     "Collateral" shall mean all of the Borrower's Accounts, Equipment, General Intangibles, Inventory and other personal property, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

     "Default Rate" has the meaning set forth therefor in the Credit
Agreement.

     "Enforcement Costs" mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent in connection with (a) the collection or enforcement of any or all of the Obligations or this Agreement (including, without limitation, attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Obligations and/or the Collateral, (d) the preparation of this Agreement and the preparation and review of lien and record searches, reports, certificates, appraisals, environmental surveys, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Agent's rights and remedies under this Agreement or with respect to the Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Borrower hereby agreeing to indemnify and save the Agent harmless from and against such liabilities.

     "Equipment" shall mean all of the Borrower's right, title and interest in and to all equipment, machinery, computers, chattels, tools, parts, machine tools, moveable restaurant buildings and all related equipment and moveable site improvements, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "Event of Default" has the meaning described in Article 4.

     "Franchise Agreements" means the franchise agreements of the Borrower as franchisor, with the franchisees, all as described on Exhibit A attached hereto and made a part hereof and any such additional franchise agreements executed from time to time.

     "Franchise Rights of Payment" means all rights of payment the Borrower may have from time to time under all of its Franchise Agreements in effect from time to time.

     "General Intangibles" shall mean all of the Borrower's right,title and interest in and to all general intangibles, of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all of the Franchise Agreements, all of the Franchise Rights of Payment, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash) of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Inventory" means all of the Borrower's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan Documents" has the meaning set forth therefor in the Credit Agreement and as used herein, shall include the Credit Agreement.

     "Obligations" means all debts, obligations, and liabilities of the Borrower to the Lender of any nature whatsoever and whenever arising (whether now or hereafter existing and whether before or after the commencement of a proceeding under the Bankruptcy Code) relating to the Loan and pursuant to the Loan Documents, regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, restatements, amendments, replacements, extensions and rearrangements of any such debts, obligations and liabilities including, without limitation, the principal of, and interest on, loans and advances and on the Note.

     "Person" shall mean and include an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

                              ARTICLE  I

                              COLLATERAL

     Section 1.1. GRANT OF SECURITY INTEREST. As security for the Obligations, the Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, all of the Borrower's Collateral, whether now owned or existing or hereafter acquired or arising, together with any and all cash and non-cash proceeds and products thereof. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California as well as those provided in this Agreement.

     Section 1.2. RELEASE. The Lender shall have no obligation to release and/or terminate this Agreement, except upon both the performance of this Agreement and the payment and/or performance of all Obligations and the expiration and termination of any and all commitments or obligations (whether or not conditional) of the Lender, to re-advance amounts or otherwise allow Obligations which would be secured thereby.

                              ARTICLE  II

                    REPRESENTATIONS AND WARRANTIES

     Section 2.1. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender, and shall be deemed to represent and warrant at the time each of the Obligations not existing on the date of this Agreement is requested and again at the time each of those Obligations is incurred, as follows:

     2.1.1     PLACE(S) OF BUSINESS AND LOCATION OF COLLATERAL.
The Borrower warrants that the address of the Borrower's chief executive offices and the address of all other locations of the Collateral are set forth on EXHIBIT B attached hereto and made a part hereof.

     2.1.2 BUSINESS NAMES AND ADDRESSES. The Borrower has not conducted business under any name other than "STACEY'S BUFFET, INC".

     2.1.3 GOOD STANDING. The Borrower is a corporation, duly organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Borrower.

     2.1.4 CORPORATE AUTHORITY. The Borrower has full power and authority to enter into and to perform its obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders of, or lenders to, the Borrower and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower is required as a condition to the validity of this Agreement or the performance by the Borrower of its obligations under this Agreement.

     2.1.5 BINDING AGREEMENTS. This Agreement constitutes the valid and legally binding agreement of the Borrower and is enforceable against the Borrower in accordance with its terms, PROVIDED that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally, and to standards of good faith and commercial reasonableness.

     2.1.6 NO CONFLICTS. There is no statute, regulation, rule, order or judgment, no charter, by-law or preference stock provision of the Borrower, and except for permitted liens under the Credit Agreement, no provision of any mortgage, indenture, contract or other agreement binding on the Borrower or affecting its properties, which would prohibit, or cause a default under or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement.

     2.1.7 TITLE TO COLLATERAL. The Borrower has good and marketable title to its properties and assets which are included among the Collateral. Such properties and assets are subject to no Lien of any kind, except for the Liens in existence as of the date of this Agreement, Liens of the Lender pursuant to this Agreement or as may be permitted otherwise by the Credit Agreement, and the Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

     Section 2.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made under or in connection with this Agreement shall survive the execution of this Agreement and the incurring of any particular Obligation.

                             ARTICLE III

                COVENANTS AND AGREEMENTS OF THE BORROWER

     Section 3.1. COVENANTS. So long as any of the Obligations (or commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

     3.1.1 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, COMPLIANCE WITH LAWS, ETC. The Borrower will (i) do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and material rights and its franchises, trade names, patents, trademarks and permits which are necessary for the continuance of its business, and (ii) comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might materially interfere with the performance of its obligations hereunder, or with the Lender's interest in the Collateral.

     3.1.2 CERTAIN NOTICES. The Borrower will notify the Lender not less than thirty (30) days prior to (i) any change in the name or corporate structure under which the Borrower conducts its business the opening of any new place of business or the closing of any existing place of business; and
(ii) any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept.

     3.1.3 MAINTENANCE OF THE COLLATERAL; INSURANCE. The Borrower will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender or agents designated by Lender, shall be permitted to enter the premises of the Borrower and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Borrower will promptly furnish to the Lender all such additional information regarding the Collateral as the Lender may from time to time request in the exercise of its discretion. With respect to the insurance required to be obtained by the Borrower under the Credit Agreement, the Borrower will obtain from such insurers a certificate confirming that the Lender, is an additional insured with loss payable to the Lender as its respective interest may appear on the Collateral and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy.

     3.1.4 DEFENSE OF TITLE AND FURTHER ASSURANCES. At its expense the Borrower will defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate, notice to financial intermediary, or other document the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement and its priority. The Borrower will from time to time do whatever the Lender may request by way of obtaining, executing, delivering, and/or filing financing statements, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may request, in order to create and maintain a valid Lien upon, pledge of, or security interest in, the Collateral subject to no other liens or claims. The

Borrower agrees that a copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

     3.1.5     SECURITY, ETC.  The Borrower agrees that the
Lender may at any time take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, whether at the business premises of the Borrower or elsewhere.

     3.1.6     OTHER LIENS.  The Borrower will not permit any
Liens on or with respect to all or any part of the Collateral, other than those Liens in favor of the Lender, Liens for taxes not yet delinquent, and Liens permitted by the Credit Agreement.

     3.1.7 LOCATION OF COLLATERAL. Except as expressly permitted elsewhere in this Agreement or except as permitted by the Credit Agreement, without the prior written consent of the Lender, the Borrower will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

     3.1.8 DISPOSITION OF COLLATERAL. Without the prior written consent of the Lender or except as permitted by the Credit Agreement, the Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral. Unless, with respect to any of the foregoing actions which are not permitted (and not prohibited) by the Credit Agreement, such action is in the ordinary course of business consistent with past practices.

     3.1.9 FRANCHISE AGREEMENTS. Without the prior written consent of the Lender, the Borrower will not amend or otherwise modify the Franchise Agreements, other than amendments or modifications made in the ordinary course of business which would not have a material adverse effect on the Borrower. The Borrower shall enforce its rights and remedies against its franchisees in accordance with the terms of the Franchise Agreements in the ordinary course of business. The Borrower shall maintain at all times all of its franchises, Franchise Agreements and other General Intangibles relating thereto in full force and effect.

                              ARTICLE IV

                    DEFAULT AND RIGHTS AND REMEDIES

     Section 4.1. EVENTS OF DEFAULT. The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

     4.1.1 The Borrower shall fail to make any payment when due and such failure shall continue beyond any applicable grace period under any of the Obligations.

     4.1.2 Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other instrument furnished in connection with the Loan Documents or the Obligations, shall prove to have been false or misleading when made in any material respect.

     4.1.3 Other than failure to pay the Obligations as set forth in 4.1.1 above, the Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in this Agreement (and such failure shall continue uncured for 30 days after notice thereof) or in any of the other Loan Documents, or an "Event of Default" shall occur under any of the Loan Documents, and such "Event of Default" is not cured within any applicable grace period provided therein.

     Section 4.2.   RIGHTS AND REMEDIES, ETC.

     4.2.1     GENERAL RIGHTS AND REMEDIES. If any Event of
Default shall occur hereunder, then in each and every such case, the Lender may, at its option exercised from time to time, at any time thereafter while such Event of Default is continuing do any one or more of the following:

     (1) declare without notice to the Borrower the unpaid principal amount of all or any of the Obligations (with accrued interest thereon) to be immediately due and payable, whereupon the same shall forthwith become due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives; and/or

     (2) exercise any rights and remedies available to the Lender under this Agreement and applicable Laws.

     4.2.2     ENFORCEMENT COSTS; APPLICATION OF PROCEEDS.
Borrower agrees to pay to the Lender all Enforcement Costs paid or incurred by the Lender. All Enforcement Costs which are required to be paid by the Borrower, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Default Rate and shall be paid by the Borrower to the Lender whenever demanded by the Lender.

     Any proceeds of the collection of the Obligations or of the sale or other disposition of the Collateral will be applied by the Lender first to the payment of the Enforcement Costs, second to the payment of the Loan, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), if any, at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Borrower shall remain liable to the Lender for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the Borrower or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law, less all Enforcement Costs related to any such payment.

     4.2.3 SPECIFIC RIGHTS WITH REGARD TO COLLATERAL. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, during the continuance of an Event of Default the Lender may without notice to the Borrower (except to the extent required by applicable Laws) endorse the name of the Borrower upon any items of payment relating to the Collateral or on any proof of claim in any bankruptcy proceeding against an account debtor and any other obligor with respect to the Collateral.

     4.2.4 UNIFORM COMMERCIAL CODE AND OTHER REMEDIES. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code and other applicable laws. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender, at a place reasonably convenient for such purpose as designated by the Lender. The Lender or its Lenders may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

     Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth for notices herein, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower.


                              ARTICLE V

                            MISCELLANEOUS

     Section 5.1. COURSE OF DEALING; AMENDMENT. No course of dealing between the Borrower and the Lender shall be effective to amend, modify or change any provision of this Agreement and this Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. The Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure or delay of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

     Section 5.2.   WAIVER, CUMULATIVE REMEDIES.  The Lender may:

     (1) at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender, may specify in such written instrument, any of the requirements of this Agreement or any Event of Default and its consequences, provided, that any such waiver shall be for such period and subject and limited to such conditions as shall be specified in any such instrument and to the instance for which the waiver is given. In the case of any such waiver, the Borrower and the Lender, shall be restored to their former positions prior to such Event of Default and shall have the same rights as they had hereunder. The rights, powers and remedies provided in this Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws.

     (2) after an Event of Default proceed against the Borrower and/or the Collateral with or without proceeding against any Person obligated under any of the Obligations.

     (3) after an Event of Default proceed against the Borrower with or without proceeding under any of the Loan Documents or any other agreement.

     (4) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations.

     (5) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all of the Collateral or to accept substitute Collateral, (ii) allow all or any Obligations to arise after the date of this Agreement, (iii) waive any provision of this Agreement, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations, and (vi) take or fail to take any action under this Agreement or against any one or more Persons obligated under the Obligations.

     The Borrower hereby waives and releases all claims and defenses against the Lender with respect to the payment of the or enforcement of the Obligations and the Lender's rights in the Collateral on account of any of the foregoing.

     Section 5.3. NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when so given or made in accordance with Section 9.01 of the Credit Agreement.

     Section 5.4. MANAGEMENT AND ADMINISTRATION BY LENDER. The Lender shall not have any duty to the Borrower to pay for insurance, taxes, or other charges incurred in the custody, preservation, use or operation of, or in connection with the management of, any Collateral on which a Lien is granted in connection with this Agreement; provided, however, that the Lender may (in its sole discretion) pay such expenses. All such payments shall part of the Obligations and shall bear interest payable on demand by the Borrower from the date paid or incurred until paid in full at the Default Rate.

     Section 5.5. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Borrower (a) and each of the Lenders and the Lender irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement to the extent permitted by law, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 of the Credit Agreement for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     Section 5.6. SEVERABILITY. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby.

     Section 5.7. ASSIGNMENT, ETC. The Lender shall have the right to divulge to any actual or potential purchaser, assignee, transferee or participant of the Collateral and/or the Obligations, or any part thereof all information, reports, financial statements and documents obtained in connection with this Agreement or otherwise as the same may be permitted under the Amended and Restated Credit Agreement.

     Section 5.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 5.9. APPLICABLE LAW. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
CALIFORNIA, AS IF THIS AGREEMENT HAD EACH BEEN EXECUTED, DELIVERED, ADMINISTERED AND PERFORMED SOLELY WITHIN THE STATE OF CALIFORNIA.

     Section 5.10. DEFINITIONAL PROVISIONS. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under generally accepted United States accounting principles consistently applied to the Borrower. Unless otherwise defined herein, all terms used herein which are defined by the California Uniform Commercial Code shall have the same meanings as assigned to them by the California Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. The captions, headings and titles to this Agreement and its sections, subsections and other parts are only for the convenience of the parties and are not part of this Agreement. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to this Agreement or to any one or more of the instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or otherwise in connection with any of the Obligations and/or in connection with this Agreement shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Agreement under seal as of the day and year first written above.


                                STACEY'S BUFFET, INC.



                                By:
                                   -----------------------------------
                                  Name:
                                  Title:


                                STAR BUFFET, INC.



                                By:                                 (Seal)
                                   ----------------------------------
                                  Name:
                                  Title:

                             EXHIBIT A
                             ---------


                        Franchise Agreements

                             EXHIBIT B
                             ---------


     The Borrower's chief executive office is located at
                                                         ---------------------
             .
-------------

     In addition to the Borrower's chief executive office listed above, the Collateral is also located at the following addresses:


                       See Attached Schedule 1.

                  EXHIBIT A TO FINANCING STATEMENT
                  --------------------------------
                      DESCRIPTION OF COLLATERAL
                      -------------------------
     This Financing Statement covers the following types (or items) of property of the Debtor, including, without limitation, all proceeds of any insurance policies covering all or any part of such property (as such terms are defined below): all of the Debtor's Accounts, Equipment, General Intangibles, and Inventory, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

     "Account" individually and "Accounts" collectively mean all of the Debtor's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, securities, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

     "Equipment" shall mean all of the Debtor's right, title and interest in and to all equipment, machinery, computers, chattels, tools, parts, machine tools, moveable restaurant buildings and all related equipment and moveable site improvements, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "Franchise Agreements" means all franchise agreements of the Debtor as franchisor, with the franchisees, executed from time to time.

     "Franchise Rights of Payment" means all rights of payment the Debtor may have from time to time under all of its Franchise Agreements in effect from time to time.

     "General Intangibles" shall mean all of the Debtor's right, title and interest in and to all general intangibles, of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all of the Franchise Agreements, all of the Franchise Rights of Payment, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Debtor, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Debtor's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash) of the foregoing.

     "Inventory" means all of the Debtor's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Debtor's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.

                  EXHIBIT B TO SEPTEMBER 5, 1997 LETTER
                  -------------------------------------

                       BUSINESS SERVICES AGREEMENT

	THIS BUSINESS SERVICES AGREEMENT (the "Agreement") is entered into as of this ___ day of _______ 1997, by and between STACEY'S BUFFET, INC., a Florida corporation (the "Company"), and STAR BUFFET, INC., a Delaware corporation ("Star").

                               RECITALS

        A. The Company and Star are parties to that certain Credit Agreement, dated as of a date even herewith (the "Credit Agreement") whereby Star agreed to make the Loan to the Company . Unless otherwise defined herein, capitalized terms used herein shall have the same meanings set forth in the Credit Agreement.

        B. As a condition of the Credit Agreement, the parties agreed to enter into this Agreement whereby Star shall provide (i) the services described on Exhibit A attached hereto and incorporated herein by this reference (the "Services") for the Company's restaurants located at the addresses listed on Exhibit B attached hereto and incorporated herein by reference (the "Restaurants"), and (ii) certain purchasing services for the Restaurants.

        NOW, THEREFORE, in consideration of the mutual covenants and promises expressed herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
                            AGREEMENT

	1.	SERVICES.  During the term of this Agreement, Star shall
provide to the Company the Services for the Restaurants, subject to the terms and conditions specified in this Agreement. Star shall also provide corporate purchasing services (the "Purchasing Services") to the Restaurants pursuant to which Star shall use reasonable commercial efforts to allow the Restaurants to purchase food and paper products, small wares and equipment on substantially the same terms that such products may be purchased by Star for its restaurants. Star is expressly authorized to provide the Services (including the Purchasing Services) in any reasonable manner it deems appropriate to meet the day-to-day requirements of the business and administrative aspects of the Company's operation of the Restaurants. Notwithstanding anything herein to the contrary, (i) Star shall have no obligation to provide Services or Purchasing Services to any restaurants owned, operated or franchised by the Company other than the Restaurants, (ii) Star shall not be obligated to perform the Services or the Purchasing Services for the Restaurants that Star does not perform for its own restaurants or in a manner different from the manner which Star provides for its own restaurants,
(iii) except as expressly provided herein, Star shall not be obligated to
(A) provide the Company with any legal services or representation, whether in-house or outside counsel, and shall not be obligated to supervise any such legal services, or (B) provide any services with respect to which Star would be required by applicable law to hold a professional license or permit to provide, or (C) perform functions usually and customarily performed or provided by any executive officer, general counsel or other officer of a publicly held company, and (iv) Star shall not be liable for any direct, indirect or consequential damages suffered or incurred by the Company or to any third party, including, without limitation, lost profits arising from or relating to the performance of services by Star hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulted from the bad faith, gross negligence or willful misconduct of Star or its agents.

        2. TERM. The term of this Agreement shall commence on the Closing Date and, unless this Agreement is sooner terminated as provided herein, shall continue for a period of five years from the Closing Date. Star shall have the right to terminate this Agreement, upon notice to the Company, upon (a) the occurrence of any Event of Default, (b) a breach of any material provision of this Agreement by the Company which is not cured by the Company to the satisfaction of Star within 30 days of receipt of notice from Star; or (c) the entry of any judgment, order, injunction or decree of any court, arbitrator or governmental agency which would cause the provision of the Services or the Purchasing Services to be in conflict with or in violation of any such judgment, order, injunction or decree. This agreement may also be terminated by the mutual consent of the parties.

        3.      COMPENSATION.
        3.1 In consideration for the Services provided hereunder, the Company agrees to pay to Star (a) an administrative management fee for each Restaurant equal to three and one-half percent (3.5%) of the total revenues of such Restaurant (the "Administrative Fee") for each regular one-week accounting period (each, an "Accounting Period"), and for any portion of an Accounting Period occurring during the term of this Agreement (but excluding the initial four (4) Accounting Periods as the Company and Star conduct a transition from the Company's internal services to the services provided hereunder), and (b) to the extent requested by the Company, an amount reasonably estimated from time to time by Star to represent its actual cost (including labor, overhead and third-party expenses and the allocated cost of employees or officers of Star or any entity which has agreed to perform similar services to Star) of providing Services to the Company relating to corporate financial reporting, preparation of tax returns and compliance by the Company with its reporting and disclosure obligations under applicable securities laws (the "Reporting Fees" and, collectively with the Administrative Fees, the "Management Fees").

        3.2 In addition to the payment of the Management Fees, the Company shall be responsible for the payment of any and all actual out of pocket costs and expenses incurred by or on behalf of Star in connection with the Services and Purchasing Services to be provided hereunder and shall reimburse Star for such costs and expenses incurred by or on behalf of Star or its affiliates or third party service providers in connection with the Services and Purchasing Services rendered hereunder, including, without limitation, costs and expenses relating to marketing programs and services, costs of replacement equipment, travel expenses, year-end employee/accounting reporting matters (for example, Form 1099's, W-2's, etc.), and legal and accounting and other professional fees and expenses.
3.3	Star shall calculate all expense reimbursements due to
Star for each Accounting Period hereunder, which shall be paid by the Company within seven (7) days after receipt of Star's invoice. The Company shall report its total revenues to Star for each Accounting Period and pay the Management Fee to Star based upon such report within seven (7) days of the end of each such Accounting Period.

        4.      INDEMNIFICATION.
        4.1 The Company shall indemnify, hold harmless and defend Star and its affiliates, and any other entity which performs similar services for Star, and their respective officers, directors, stockholders and employees (collectively, the "Star Indemnified Parties"), from and against any and all liabilities, losses, judgments, damages, demands, claims, causes of action or any other legal or government proceedings, or any settlement thereof, and any and all costs and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of Services or Purchasing Services or any intentional or willful misconduct or negligent acts or omissions by the Company and/or its agents, employees and/or subcontractors (other than Star, its affiliates and agents) during the term hereof.

        Star shall indemnify, hold harmless and defend Company and its employees, from and against any and all liabilities, losses, damages, demands, claims, causes of action or any other legal or government proceedings, or any settlement thereof, and any and all costs and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of any intentional or willful misconduct, or the gross negligence, of Star or any of its officers or management employees in connection with Star's performance of its material covenants hereunder.

        4.2 Promptly after being informed or learning thereof, any party entitled to indemnification hereunder (an "Indemnified Party"), from the other party hereto (an "Indemnifying Party"), shall give written notice to the Indemnifying Party of any demand, claim, cause of action or other proceeding (a "Third-Party Claim") which might give rise to a claim by an Indemnified Party for indemnification against the Indemnifying
Party under Section 5.1, stating the nature and basis of said claims and the amounts thereof, to the extent known by the Indemnified Party; PROVIDED, HOWEVER, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations, except if and to the extent it is materially prejudiced by such failure. The Indemnifying Party shall have the right, at its option, to defend, at its own expense and by counsel reasonably acceptable to the Indemnified Party, against any such Third Party Claim; PROVIDED, that if the Indemnifying Party fails to do so within ten (10) days after being notified or otherwise learning of any such Third Party Claim, the Indemnified Party shall be entitled (i) to defend such Third Party Claim with counsel of its own choosing, at the expense of the Indemnifying Party (who shall pay such expenses, including the reasonable fees and expenses of such counsel, as and when they are incurred by the Indemnified Party); and (ii) to settle or compromise such Third Party Claim without the consent of the Indemnifying Party. In no event shall any Indemnifying Party compromise or settle any Third Party Claim without the consent of the Indemnified Party, unless the terms of the settlement or compromise provide for a general and unconditional release of the Indemnified Party from such Third Party Claim and does not require the payment of any sums by, does not place any restrictions or impose any covenants on, and does not require or provide for any admission of any liability on the part of, the Indemnified Party.

        5.      CONFIDENTIAL AND PROPRIETARY INFORMATION.
        5.1 Each of the parties hereto shall (a) maintain in strict confidence and not disclose any Confidential Information of the other party without the other party's express written authorization; (b) not use any Confidential Information in any way to the direct or indirect detriment of the disclosing party; and (c) ensure that its affiliates and advisors who have access to any of such Confidential Information shall comply with these nondisclosure obligations and use restrictions;
PROVIDED, HOWEVER, that each party may disclose Confidential Information to those of its representatives who need to know Confidential Information for the purposes of this Agreement, subject to the following conditions:
(a) it being understood and agreed to by each party that such representatives shall be informed of the confidential nature of the Confidential Information,
(b) such Representative shall agree to be bound by this Section and shall be directed by each party not to disclose to any other person any Confidential Information and (c) each party shall be responsible for any breach of this Section by any of its representatives.

        5.2 If either party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information of the other party or its advisors or representatives, the receiving party shall (a) provide the disclosing party with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that the dislcosing party may seek an appropriate protective order or waive compliance with the provisions of this Section and (b) consult with the disclosing party as to the advisability of the disclosing party's taking of legally available steps to quash or narrow such request. Each party further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder, the receiving party is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information of the other party to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, the receiving party may disclose or produce such Confidential Information to such tribunal without liability hereunder, provided, however, that the receiving party shall give the disclosing party written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

        For purposes of this Section 5, the term "Confidential Information" shall mean any information of the disclosing party (whether written or oral), including all notes, studies, information, forms, business or management methods, formulae, recipes, marketing data, or trade secrets or know-how, whether or not such Confidential Information is disclosed or otherwise made available to one party by the other party pursuant to this Agreement or otherwise. If the information is disclosed in writing, it must be clearly labeled as confidential and, if the information is disclosed orally, the disclosing party must summarize it in writing and confirm that it is confidential within thirty days after its oral disclosure to the receiving party. Confidential Information does not include, however, any information that (i) is or becomes generally available to and known by the public (other than as a result of the disclosure directly or indirectly by the receiving party or its affiliates, advisors or representatives that is not permitted by this Agreement or the consent of the furnishing party); (ii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party or (iii) information which a party has determined, after consultation with its legal counsel, that it is required to disclose by laws or government regulations applicable to it. The parties acknowledge and agree that this Agreement may be filed with the Securities and Exchange Commission by either or both of the parties in accordance with the informational requirements of the Securities Exchange Act of 1934, as amended.

        6. ASSIGNMENT. This Agreement may not be assigned by the Company without the prior written consent of Star. It is acknowledged that a Change of Control shall constitute an assignment for purposes of this Agreement, for which the consent of Star is required.

        7. RELATIONSHIP OF THE PARTIES. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having the authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

        8. FORCE MAJEURE. If Star is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion or other causes beyond the reasonable control of Star or other acts of God, then upon written notice to Star, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Star shall have no liability to the Company in connection therewith. Star shall make all reasonable efforts to remove such disability as soon as reasonably practicable but in no event later than thirty days after the occurrence of such disability.

        9. MISCELLANEOUS TERMS INCORPORATED BY REFERENCE. The miscellaneous provisions of the Credit Agreement contained in Sections
7.1 through 7.5, inclusive, and Sections 7.8, 7.9 and 7.11 through 7.13, inclusive, thereof are hereby incorporated by reference herein and made a part hereof, and for purposes of this Agreement all references to the Lender or the Borrower in such Sections of the Credit Agreement shall be deemed to refer to Star or the Company, respectively.

        IN WITNESS WHEREOF, the undersigned have caused this Business Services Agreement to be executed by officers thereunto duly authorized as of the date first above stated.

                                         STAR BUFFET, INC.


                                         By:
                                            --------------------------------
                                         Its:
                                             -------------------------------



                                         STACEY'S BUFFET, INC.


                                         By:
                                            --------------------------------
                                         Its:
                                             -------------------------------

                              EXHIBIT A

                       SERVICES TO BE PROVIDED





	Star Buffet shall provide to the restaurants currently operated by Stacey's Buffet all management and administrative services for the operation of the restaurants including all of the following:

	A.	Accounting
	B.	Human resources
	C.	Product development
	D.	Marketing
	E. Purchasing
	F.	Operations supervisory management above store level
	G.	Information systems management
	H.	Risk management/insurance administration

Accounting services shall include all of the following:

	1.	Payroll services
	2.	Payroll tax reporting
	3.	Financial reporting
	4.	Accounts payable
	5.	Accounts receivable
	6.	Maintaining accounting records as required by law or custom

                              EXHIBIT B

                       LOCATIONS OF RESTAURANTS